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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                             At December 31, 2000

Name of Subsidiary                                 State of Incorporation
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Bank of Stanly                                     North Carolina


Anson Bank & Trust Co.                             North Carolina


Strategic Investment Advisors, Inc.                North Carolina